SHARE PURCHASE AGREEMENT

This Share Purchase Agreement ("Agreement"), dated as of August 24th, 2012, among Michael Murphy and Sean Murphy and those other individuals listed on Exhibit A hereto who join in this Agreement by a separate Joinder Addendum (the "Sellers"), Fairway Properties, Inc. ("FRYP") a Nevada corporation, and Manu Kumaran (the "Buyer").

W I T N E S S E T H:

A. WHEREAS, the Sellers own 1,083,000 restricted shares of common stock of FRYP in the aggregate which they hereby agree to sell.

B. WHEREAS, Buyer wishes to purchase an aggregate of 1,083,000 restricted shares of common stock (the "Purchase Shares"), and the Sellers desire to sell the Purchase Shares to Buyer.

C. FRYP is joining in this agreement to solely provide certain covenants, warranties, and representations.

NOW, THEREFORE, it is agreed among the parties as follows:

ARTICLE I

THE CONSIDERATION

1.1 Subject to the conditions set forth herein, Sellers shall sell to Buyer and Buyer shall purchase an aggregate of 1,083,000 restricted shares of common stock of FRYP from Sellers. The purchase price for the shares to be paid by Buyer to Sellers is $175,000 (the "Consideration") of which $50,000 is paid herewith to Sellers through Niche Technologies, Inc. and is deemed consideration for this Share Purchase Agreement, and $125,000 shall be paid in the form of a Promissory Note due December 31, 2012 and secured by the Purchase Shares and any additional "control" shares issued to Buyer or any other control party until the Note is paid in full at closing. Said deposit of $50,000 is non-refundable if Buyer fails to perform under the Agreement.

ARTICLE II

CLOSING AND CONVEYANCE OF SHARES

2.1 The Purchase Shares shall be conveyed by Sellers to Buyer with duly executed stock powers by depositing all of the Purchase Shares with Escrow Agent subject to the Security and Pledge Agreement for the Promissory Note for delivery to Buyer, upon receipt of the final Note payment to Sellers by Buyer, and satisfaction of: (a) the conditions precedent in Article VI; and (b) procedures in Article V.

2.2 Closing hereunder shall be completed by delivery to escrow to David J. Cutler ("Escrow Account") of the requisite closing documents, cash consideration and purchase Share certificates on or before August 27, 2012 at 5:00 p.m. MST ("Closing Date") subject to satisfaction of the terms and conditions set forth herein. There are currently 6,000 shares each held in "street name" for Sean Murphy and Michael Murphy at Pennaluna, and such shares shall be delivered to Escrow Agent when issued back out of "street name" (a copy of the instruction letter to Pennaluna is attached to the Escrow Agreement for as Exhibit A-2). Consideration may be delivered by Federal Express or wire transfers, and any closing documents may be delivered by facsimile, Federal Express or other appropriate means.

ARTICLE III

REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SELLERS AND FRYP AS TO FRYP

Sellers and FRYP each hereby represent, warrant and covenant to Buyer as follows:

3.1 FRYP is a corporation duly organized and validly existing under the laws of the State of Nevada. FRYP is currently in good standing with the Nevada Secretary of State ("NVSOS"). NVSOS date stamped Annual List of Officers and Directors. The Articles of Incorporation and the minute books of FRYP, copies of which have been made available to Buyer, contain a record, which is complete and accurate in all material respects, of all meetings, and all corporate actions of the shareholders and Board of Directors of FRYP, from the date of inception in Nevada.

3.2 (a) The authorized capital stock of FRYP consists of 140,000,000 shares of common stock, of which 1,404,000 shares of common stock are issued and outstanding. During period from inception, Sellers have issued no options, warrants, or other rights to purchase, or subscribe to, or other securities convertible into or exchangeable for any shares of capital stock of FRYP, or contracts or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of FRYP. Sellers make no other representation whatsoever about other options, warrants, rights, securities, convertible or exchangeable for any shares of capital stock of FRYP or contracts or arrangements of any kind relating to the issuance sale or transfer of any capital stock or other equity securities of FRYP.

(b) The Sellers own the Purchase Shares that the Sellers are conveying pursuant to this Agreement beneficially and of record, free and clear of any lien, pledge, security interest or other encumbrance, and, upon payment for the Purchase Shares as provided in this Agreement, the Buyer will acquire good and valid title to the Purchase Shares, free and clear of any lien, pledge, security interest or other encumbrance. None of the Purchase Shares are the subject of any voting trust agreement or other agreement relating to the voting thereof or restricting in any way the sale or transfer thereof except for this Agreement. The Sellers have full right and authority to transfer such Purchase Shares pursuant to the terms of this Agreement.

3.3 FRYP does not own nor has it owned, during the term of Sellers' ownership of FRYP shares, any outstanding shares of capital stock or other equity interests of any partnership, joint venture, trust, corporation, limited liability company or other entity and, to the best of Sellers' knowledge, there are no obligations of FRYP to repurchase, redeem or otherwise acquire any capital stock or equity interest of another entity, which have arisen or been contractually agreed upon during the term of inception, to present date.

3.4 This Agreement has been duly authorized, validly executed and delivered on behalf of the Sellers and FRYP and is a valid and binding agreement and obligation of FRYP and Sellers enforceable against the parties in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and Sellers and FRYP have complete and unrestricted power to enter into and, upon the appropriate approvals as required by law, to consummate the transactions contemplated by this Agreement.

3.5 Neither the making of nor the compliance with the terms and provisions of this Agreement and consummation of the transactions contemplated herein by Sellers or FRYP will conflict with or result in a breach or violation of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over FRYP or Sellers.

3.6 The representations and warranties of FRYP shall be true and correct as of the date hereof. Other than as contained in this Agreement, Sellers make no representations or warranties whatsoever to Buyer as to any matter relating to FRYP finances, stock, debts, or any other obligations.

3.7 No representation or warranty by FRYP or the Sellers in this Agreement, or any certificate delivered pursuant hereto contains any untrue statement of a material fact or omits to state any material fact necessary to make such representation or warranty not misleading.

3.8 The financial statements of FRYP are true and correct and prepared under the Rules and Regulations of the Securities and Exchange Commission.

ARTICLE IV

REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE BUYER

4.1 The Buyer understands that the Purchase Shares comprise restricted stock, which has not been registered with the Securities and Exchange Commission, any state securities agency or any foreign securities agency, and further, which has not been approved or disapproved by the Securities and Exchange Commission, any state securities agency or any foreign securities agency.

4.2 The Buyer is acquiring the Purchase Shares solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution within the

meaning of any federal securities act, state securities act or any other applicable federal or state laws.

4.3 The Buyer understands the speculative nature and risks of investments associated with the Purchase Shares, and confirms that the Purchase Shares are suitable for and consistent with Buyer's investment criteria; that Buyer's financial position enables Buyer to bear the risks of this investment; and that there is no guarantee Buyer will be able to sell the Purchase Shares to another subsequent buyer.

4.4 Buyer affirms that Buyer will not transfer, encumber, sell, hypothecate, or otherwise dispose of the Purchase Shares in any way that will violate any federal and/or state securities laws.

4.5 Buyer has sufficient knowledge and experience in financial matters to evaluate the risks associated with Buyer's willing purchase of the Purchase Shares.

4.6 Buyer is not a member of, or an associate or affiliate of a member of the Financial Industry Regulatory Authority.

4.7 Buyer, and Buyer's agents and advisors have conducted their own due diligence on FRYP, its past history, and its current status. They shall have access to FRYP's prior SEC filings, FINRA correspondence and approvals, FRYP's corporate minutes, and FRYP's articles of organization, which will be provided to Buyer within 10 days after Closing. Buyer is buying the Purchase shares "as is," with no representations made by the Sellers (or FRYP, except as contained herein) as to the affairs or viability of FRYP, or as to assets, liabilities, or outstanding securities of the Company, and Buyer, on behalf of Buyer and Buyer's successors in interest (if any), hereby acknowledges and agrees by his execution of this Share Purchase Agreement that Sellers are making no representations in this regard, and Buyer covenants hereby, as a material inducement to Sellers to enter into this Agreement, and sell the Purchase Share at the price hereunder, not to sue Sellers or FRYP for any implied representations, facts, or discoveries, express or implied which are not specifically warranted or represented in this document. Sellers shall endeavor to correct any deficiencies in records or Board minutes.

4.8 The Buyer has not received any general solicitation or general advertising regarding the shares of Sellers' common stock.

4.9 Buyers are aware that FRYP may be deemed a "shell" under SEC Rules and Regulations.

ARTICLE V

PROCEDURE FOR CLOSING

5.1 At the Closing Date, the purchase and sale shall be consummated after satisfaction of all conditions precedent set forth in Article VI, by Sellers' restricted common stock certificates for the Purchase Shares being delivered, duly executed, for 1,083,000 restricted

shares of common stock (except for 12,000 shares held in "street name" to be sent after Closing, under the instruction letter attached to the Escrow Agreement as Exhibit A-2), and the delivery of the Consideration for Share Purchase to Escrow Agent from the Buyer, together with delivery of all other items, agreements, stock powers, warranties, and representations set forth in this Agreement.

5.2 Escrow Agent is David J. Cutler for purposes of the Security and Pledge Agreement, securing the Promissory Note.

ARTICLE VI

CONDITIONS PRECEDENT TO THE CONSUMMATION OF THE PURCHASE

The following are conditions precedent to the consummation of the Agreement on execution hereof or before the Closing Date, as may be applicable:

6.1 Sellers and FRYP shall have performed and complied with all of their respective obligations hereunder which are to be complied with or performed on or before the Closing Date.

6.2 FRYP's Board of Directors shall have adopted and approved this Agreement and the actions herein required.

6.3 No action, suit or proceeding shall have been instituted or shall have been threatened before any court or other governmental body or by any public authority to restrain, enjoin or prohibit the transactions contemplated herein, or which might subject any of the parties hereto or their directors or officers to any material liability, fine, forfeiture or penalty on the grounds that the transactions contemplated hereby, the parties hereto or their directors or officers, have violated any applicable law or regulation or have otherwise acted improperly in connection with the transactions contemplated hereby, and the parties hereto have been advised by counsel that, in the opinion of such counsel, such action, suit or proceeding raises substantial questions of law or fact which could reasonably be decided adversely to any party hereto or its directors or officers.

6.4 The representations and warranties made by Sellers and FRYP in this Agreement shall be true as though such representations and warranties had been made or given on and as of the Closing Date, except to the extent that such representations and warranties may be untrue on and as of the Closing Date because of changes caused by transactions suggested or approved in writing by the Buyer.

6.5 Concurrently for delivery at Closing, Buyer agrees to have FRYP retain as consultants for one month after Closing Michael Murphy for 45,000 shares of FRYP, Sean Murphy for 45,000 shares of FRYP, and Niche Technologies, Inc. for 89,000 shares of FRYP. The form of the Consulting Agreement is attached hereto as Exhibit C.

ARTICLE VII

TERMINATION AND ABANDONMENT

7.1 Anything contained in this Agreement to the contrary notwithstanding, the Agreement may be terminated and abandoned at any time prior to or on the Closing Date:

(a) By mutual consent of parties;

(b) By Sellers or Buyer, if any condition set forth in Article VI relating to the other party has not been met or has not been waived;

(c) By Sellers or Buyer, if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the transactions contemplated hereby;

(d) By Sellers or Buyer, if there is discovered any material error, misstatement or omission in the representations and warranties of another party; or

(e) By the Sellers, if the Closing does not occur, through no failure to act by Sellers, on August 27, 2012, or if Buyer fails to deliver the consideration required herein by such date.

ARTICLE VIII

CONTINUING REPRESENTATIONS AND WARRANTIES AND COVENANTS

8.1 The respective representations, warranties, and covenants of the parties hereto and the covenants and agreements of the parties hereto shall survive after the closing under this Agreement in accordance with the terms thereof.

8.2 There are no representations by Sellers or FRYP whatsoever about any matter relating to FRYP, Sellers or, except as is contained in the express language of this Agreement.

8.3 Sellers and its agents and attorneys shall have no liability whatsoever for any matter, omission or representation not specifically disclosed herein, and Buyer, as a specific inducement to Sellers, hereby release Sellers and their agents and attorneys and covenants not to sue Sellers, their agents and attorneys, under any circumstances for any matter not specifically and expressly represented within this document.

ARTICLE IX

MISCELLANEOUS

9.1 This Agreement embodies the entire agreement between the parties, and there have been and are no agreements, representations or warranties among the parties other than those set forth herein or those provided for herein.

9.2 To facilitate the execution of this Agreement, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

9.3 All parties to this Agreement agree that if it becomes necessary or desirable to execute further instruments or to make such other assurances as are deemed necessary, the party requested to do so will use its best efforts to provide such executed instruments or do all things necessary or proper to carry out the purpose of this Agreement.

9.4 This Agreement may not be amended except by written consent of both parties.

9.5 Any notices, requests, or other communications required or permitted hereunder shall be delivered personally or sent by overnight courier service, prepaid, addressed as follows:

To Sellers: c/o Michael Murphy
340 S. Lemon Ave., #5353
Los Angeles, CA 91789

To Buyer: Manu Kumaran
4750 Vanalden Avenue
Tarzana, CA 91356

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date received.

9.6 No press release or public statement will be issued relating to the transactions contemplated by this Agreement without prior approval of the Buyer and Sellers. However, FRYP may issue at any time any press release or other public statement it believes on the advice of its counsel it is obligated to issue to avoid liability under the law relating to disclosures, but the party issuing such press release or public statement shall make a reasonable effort to give the other party prior notice of and opportunity to participate in such release or statement.

9.7 This Agreement shall be governed by and construed in accordance with and enforced under the laws of the state of Colorado applicable to all agreements made hereunder. Venue and jurisdiction for any legal actions hereunder shall be District Court in and for Jefferson County, Colorado.

9.8 In connection with this Agreement the parties have appointed the Escrow Agent, David Cutler, CPA., who shall be authorized by this agreement to do the following:

1) Accept the deposit of the collateral (Purchase Shares) to hold in escrow under the Security and Pledge Agreement.
2) Accept the common stock certificates of FRYP being sold with duly signed stock powers. Parties agree that the corporation, FRYP, will guarantee the signatures on the Stock Powers, and Medallion Guarantees are not required of Sellers. It is understood that 6,000 shares each of the Purchase Shares owned by Sean Murphy and Michael Murphy are held in "street name" and will be delivered from Pennaluna after the Closing and opening of the Escrow, pursuant to the letter instructions attached to the Escrow Agreement as Exhibit A-2.
3) Upon receipt of the final Note payment, disburse the proceeds received from payment of the Note from the escrow, paying as they direct in writing to creditors and shareholders under Exhibit A-1 to the Escrow Agreement.
4) Upon final payment on the Promissory Note delivered hereunder, transmit by Federal Express the stock certificates to Buyer and the Note proceeds to Sellers' designees.
5) In the event of default in delivery of cash or certificates by a party under this agreement, any cash or certificates received from the other party shall be returned to the remitting party three (3) business days after default, and the transaction shall terminate with Sellers retaining the deposit, if Sellers are the non-defaulting party. If Sellers default in delivery of certificates, then the initial deposit shall be returned to Buyer.
6) Escrow Agent is specifically indemnified and held harmless hereby for his actions or inactions in following these instructions. In the event of a dispute involving the escrow instructions or the consideration to be delivered in escrow, the Escrow Agent is authorized to implead the consideration received into the District Court of Jefferson County, Colorado upon ten days written notice, and be relieved of any further escrow duties thereupon. Any and all costs of attorney's fees and legal actions of Escrow Agent for any dispute resolution or impleader action shall be paid in equal shares by the parties to this agreement.

9.9 At Closing, the officers shall resign, and the directors shall appoint a new CEO and three new directors of Buyer's choice, with such prior directors resigning effective ten (10) days after compliance with Section 14f of the Securities and Exchange Act of 1934

9.10 At Closing, Sellers shall pay all debts of the Company from sale proceeds, obtaining releases thereof from the creditors as to the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have executed this Agreement this 24th day of August, 2012.

FAIRWAY PROPERTIES, INC.

By: ______________________________
Michael Murphy
President

SELLERS:

____
Michael Murphy

____
Sean Murphy

(and those Sellers listed on Exhibit A who join this Agreement by executing the Joinder Addendum)

BUYER:

____
Manu Kumaran

EXHIBIT A

Niche Technologies, Inc.	600,000
Kestrel Holdings, Inc.	186,000
Ed Sigmond	81,250
Darren Murphy	72,000
Michael Murphy	58,000
Sean Murphy	58,000
Ryan Parker	19,750
Kevin Schwartz	8,000

Initials FRYP:

Seller:

Buyer: